AMENDMENT TO MASTER FACTORING AGREEMENT


     THIS AMENDMENT TO MASTER FACTORING AGREEMENT (this "Amendment") is made this 14 day of May 1997 by and between Envirometrics, Inc., Azimuth Incorporated (the "Assignor") and Reservoir Capital Corporation, a Maryland corporation (the "Assignee").

                                    RECITALS

          Pursuant to a Master Factoring Agreement (the "Master Factoring Agreement") by and between the Assignor and the Assignee, the Assignor and the have entered into a factoring arrangement (the "Factoring Arrangement") which the Assignor has agreed to offer to sell certain of its Accounts to the Assignee from time to time and the Assignee has agreed to consider the purchase thereof.

          The Assignee and the Assignor have now agreed to modify the processing fee and servicing fee provisions of the Master Factoring Agreement subject to and in accordance with the provisions of this Amendment.

          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the Assignor and the Assignee agree as follows:

          1. Recitals The Assignor and the Assignee acknowledge that the above Recitals to this Amendment are true and correct and agree that the same are incorporated by reference into the body of this Amendment.

          2. Amendments and Modifications to Master Factoring Agreement. The provisions of Section 1.5 and 1.6 of the Master Factoring Agreement is hereby deleted and replaced with the following paragraph:

          1.5. Processing Fee. In consideration of our purchase of accounts from you and our rendition of processing and monitoring services you agree to pay to us fee ( the "Processing Fee") as set out in the rate sheet attached hereto as Exhibit B. The Processing Fee shall be due and payable at the time each Account is collected or. if not collected in a timely manner, upon repurchase. It is contemplated that the minimum volume of accounts to be 3-,signed to us will be $50.000-00 Per month (face value amount) based upon a rolling three month average of Accounts assigned. as calculated commencing on the first day of the first calendar month after the date of the first assignment of Accounts. If you fail to provide the contemplated volume of acceptable Accounts for us to consider purchasing, you will pay us a processing fee based upon the difference between the processing fee charged for the actual accounts assigned and a processing fee computed as if the minimum volume had been assigned.

          1.6 Servicing- Fee. In further consideration of our purchase of accounts from you and our rendition of processing and monitoring services, you agree to pay to us a servicing fee (the "Service Fee") of one and one-half payment (1 .50%' of the face amount of Accounts purchased by us payable at the time of purchase.

          3. Representations and Warranties In order to induce the Assignee to enter into this Amendment, the Assignor represents and warrants to the Assignee that as of the date hereof (a) no default exists under the provisions of the Master Factoring Agreement or the other documents executed in connection therewith (collectively, the "Factoring Documents"),
     (b) no event exists which, with the giving of notice or lapse of time, or both. could or would constitute a default under the provisions of the Master Factoring Agreement or the other Factoring Documents, (c) all of the representations and warranties of the, Assignor in the Factoring Documents are true and correct on the date hereof as if the same were made on the date hereof. (d) all collateral for the Assignor's obligations under the Master Factoring Agreement is free and clear of all assignments, security interests, liens and other encumbrances of any kind and nature whatsoever except for those granted to or permitted by the Assignee.

          4. Amendment and Modification Only. This Amendment is only an agreement amending and modifying certain provisions of the Master Factoring Agreement. All of the provisions of the Master Factoring Agreement are incorporated herein by reference and shall continue in full force and effect amended by this Amendment. The Assignor hereby ratifies and confirms all of its obligations, liabilities and indebtedness under the provisions of the Master Factoring Agreement as amended by this .Amendment. The Assignor -and the Assignee agree it is their intention that nothing herein shall be construed to extinguish, release or discharge or constitute. create or effect a novation of, or an agreement to extinguish any of the obligations, indebtedness and liabilities of the Assignor under the provisions of the Factoring Documents or any assignment or pledge to the Assignee of, or any security interest or lien granted to the Assignee in or on. any collateral and security for such obligations, indebtedness and liabilities.

          5. Applicable Law, Etc. This Amendment shall be governed by the laws of the State of Maryland and may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute one and the same instrument.

          6. Binding Effect, This Amendment shall be binding upon and inure to the benefit of the Assignor and the Assignee and their respective successors -and assigns.


    IN WITNESS WHEREOF, the parties hereto have executed this Amendment under seal as of the date first written above.

                                    Envirometrics, Inc.


                                    By:

                                    Title:


                                    Title:
                                    RESERVOIR CAPITAL CORPORATION
                                    By:                                (SEAL)
                                    Title-.